AMERICAN CENTURION LIFE ASSURANCE COMPANY

                                POWER OF ATTORNEY


City of Albany

State of New York

The  undersigned,  as an officer of American  Centurion Life  Assurance  Company
(ACL) on behalf of the below listed registrants previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:





                                                   1933 Act          1940 Act
                                                   Reg. Number       Reg. Number

ACL Variable Annuity Account 1                     333-00041         811-07475
     Privileged Assets Select Annuity (PASA-NY)


ACL Variable Annuity Account 2                     333-00519         811-07511
     ACL Personal PortfolioSM/
     ACL Personal Portfolio Plus2 (ACL-PLUS 2)



hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko, Eileen J. Newhouse, Christopher R. Long, Timothy S. Meehan and Eric L. Marhoun or any one of them, as his/her attorney-in-fact and agent, to sign for him/her in his/her name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements for existing or future products (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.

Dated the 21st day of April, 2000.


/s/  Philip C. Wentzel
     Philip C. Wentzel
     Vice President and Controller